Exhibit 8.1
SUBSIDIARIES OF THE COMPANY
Wholly-owned subsidiaries, each of which is duly incorporated in the PRC:
•	Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd.
•	Shenzhen Nepstar Commerce Development Ltd.
•	Shenzhen Jinfu Logistics Service Co., Ltd.
•	Shenzhen Wisconsin Trading Development Co., Ltd.
•	Shenzhen Nepstar Pharmaceutical Co., Ltd.
Consolidated entities, each of which is duly incorporated in the PRC:
•	Weifang Nepstar Pharmaceutical Co., Ltd.
•
Yunnan Jianzhijia Chain Drugstore Ltd., which beginning in January 2009 is no longer our consolidated subsidiary and the financial results of Yunnan Jianzhijia Chain Drugstore Ltd. is accounted for under the equity method.

•	Shenzhen Nepstar Chain Co., Ltd.
•	Dalian Nepstar Chain Co., Ltd.
•	Guangzhou Nepstar Chain Co., Ltd.
•	Jiangsu Nepstar Chain Co., Ltd.
•	Shandong Nepstar Chain Co., Ltd.
•	Shanghai Nepstar Chain Co., Ltd.
•	Sichuan Nepstar Chain Co., Ltd.
•	Hangzhou Nepstar Chain Co., Ltd.
•	Ningbo Nepstar Chain Co., Ltd.
•	Tianjin Nepstar Chain Co., Ltd.
•	Qingdao Nepstar Chain Co., Ltd.